Exhibit 99

News Release	TRW Inc. 1900 Richmond Road Cleveland, OH 44124

For Immediate Release	Contact Judy Wilkinson or Barrett Godsey Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

Jay McCaffrey, TRW Media 216-291-7179

Ron Vargo, TRW Investors 216-291-7506

TRW BOARD ADVISES SHAREHOLDERS TO TAKE NO ACTION AT THIS TIME IN RESPONSE TO
NORTHROP GRUMMAN’S COMMENCEMENT OF EXCHANGE OFFER

CLEVELAND, March 4, 2002 – TRW Inc. (NYSE: TRW) has been advised that Northrop Grumman Corporation (NYSE: NOC) commenced an unsolicited exchange offer. TRW’s Board of Directors will review the Northrop Grumman exchange offer in order to determine the appropriate course, which will serve the best interests of TRW’s shareholders. Shareholders are urged to take no action at this time and await the recommendation of TRW’s directors. The TRW Board will make its recommendation with respect to the Northrop Grumman offer no later than the close of business on March 15, 2002.

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.

###